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                                                                Exhibit 99(j)(2)

Consent of Independent Registered Public Accounting Firm

The board and shareholders
RiverSource Large Cap Series, Inc.:
   RiverSource Disciplined Equity Fund
   RiverSource Growth Fund
   RiverSource Large Cap Equity Fund
   RiverSource Large Cap Value Fund

We consent to the use of our reports dated September 20, 2006 incorporated by reference and to the references to our Firm under the headings "Financial Highlights" in Part A and "Independent Registered Public Accounting Firm" in Part B of the Registration Statement.


                                        /s/ KPMG LLP

Minneapolis, Minnesota
September 26, 2007